CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" for Liberty Newport Europe Fund (one of the series comprising Liberty Funds Trust VII) in the Liberty Newport Europe Fund Prospectuses and "Independent Auditors" and "Financial Statements" in the Liberty Funds Trust VII Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 19 to the Registration Statement (Form N-1A, No. 33-41559) of our report dated October 10, 2000 on the financial statements and financial highlights of Liberty Newport Europe Fund included in the Liberty Newport Europe Fund Annual Report dated August 31, 2000.





Boston, Massachusetts
December 22, 2000